EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (this "Agreement") made as of the 16th day of March, 1998 by and between Chris D. Wheeler (hereinafter referred to as "Employee") and Gables Residential Trust, a Maryland business trust, with a principal place of business at 2859 Paces Ferry Road, Suite 1450, Atlanta, Georgia 30339 (hereinafter referred to as the "Company").

     1. EFFECTIVENESS; TERM. This Agreement is executed and delivered concurrently with the execution and delivery of that certain Contribution Agreement by and among the TCR Parties (as defined therein), on the one hand, and the Company and Gables Realty Limited Partnership, on the other hand (the "Contribution Agreement"), but the effectiveness of this Agreement is conditioned upon the consummation of the transactions contemplated by the Contribution Agreement. If the transactions contemplated by the Contribution Agreement are not consummated or the Contribution Agreement is terminated, this Agreement shall be null and void and have no force or effect. The term of this Agreement shall commence on the Closing Date (as defined in the Contribution Agreement), which is referred to herein as the "Effective Date", and, unless earlier terminated as provided in Paragraph 8 below, shall terminate eighteen
(18) months after the Effective Date (the "Original Term"). The Original Term shall be extended automatically as follows: (i) for an additional period beginning at the end of the Original Term and ending on the next following December 31 and (ii) thereafter for additional one-year periods (each additional period described in clauses (i) and (ii) above, a "Renewal Term"), unless notice that this Agreement will not be extended is given by either party to the other three (3) months prior to the expiration of the Original Term or any Renewal Term. (The period of Employee's employment hereunder within the Original Term and any Renewal Terms is herein referred to as the "Employment Period".)

     2. EMPLOYMENT/DUTIES.

     (a) During the Employment Period, Employee shall be employed in the business of the Company and its affiliates. Employee shall serve as a corporate officer with the title of Senior Vice President. Employee's duties and authority shall be commensurate with his title and position with the Company.

     (b) Employee agrees to his employment as described in this Paragraph 2 and agrees to devote substantially all of his working time and efforts to the performance of his duties under this Agreement, except as otherwise approved by the Board of Trustees of the Company (the "Board of Trustees"); provided that, nothing herein shall be interpreted to preclude Employee from (i) retaining any preexisting consulting fee contracts relating to and/or minority interests in multifamily residential apartment properties or (ii) participating as an officer or director of, or advisor to, any charitable or other tax exempt organization.
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     (c) In performing  his duties  hereunder,  Employee  shall be available for reasonable travel as the needs of the business require. Employee shall be based in the greater Boca Raton metropolitan area.

     3.   COMPENSATION/BENEFITS.   In  consideration   of  Employee's   services
hereunder, the Company shall provide Employee the following:

     (a) Base Salary. The Company shall pay Employee an annual salary of $160,000 during the Employment Period ("Base Salary"). Base Salary shall be payable in accordance with the Company's normal business practices, but in no event less frequently than monthly. Employee's Base Salary shall be reviewed no less frequently than annually by the Company and may be increased but not decreased during the Employment Period.

     (b) Bonuses. At the close of each fiscal year, the Company shall review the performance of the Company and of Employee during the prior fiscal year, and the Company may provide Employee with additional compensation as a bonus if the Board of Trustees, or any compensation committee thereof, in its discretion, determines that Employee's contribution to the Company warrants such additional payment and the Company's anticipated financial performance for the present period permits such payment. The bonuses hereunder shall be paid as a lump sum not later than thirty (30) days after completion of the audit of the Company's books for the fiscal year, subject to the Employee's right to defer in his sole discretion pursuant to separate written agreement with the Company. For purposes of paragraph 8(c), the bonus paid in respect of any year (i) shall include cash bonuses paid in respect of such year, unrestricted share grants made in respect of such year (valued as of the date of grant) and any restricted shares, whenever granted, which vested entirely or substantially in respect of service during such year (including, without limitation, restricted shares which vested on January 1 of the following year) (valued at the date of vesting), but (ii) shall not include any restricted share grants made in respect of such year (unless subsequently vested in respect of such year in accordance with the preceding clause (i)), option grants made in respect of such year or the exercise of any options during such year.

     (c) Medical Insurance. During the Employment Period, the Company shall provide to Employee and Employee's immediate family a comprehensive policy of health insurance.

     (d) Life Insurance/Disability Insurance. Beginning on the first anniversary of the Effective Date and for the balance of the Employment Period, the Company shall, to the extent reasonably available on customary terms and rates,
(i) provide Employee with term life insurance in a face amount equal to $1,000,000, and (ii) have Employee covered by reasonably comprehensive disability insurance or, at Employee's election, otherwise reimburse Employee for the cost of such a policy in an amount not to exceed $5,000 per year; provided that such $5,000 amount shall be increased as the age of the Employee increases for any year during the Employment Period as may be necessary to maintain the same level of insurance as in effect during the second year of the Employment Period. Employee agrees to submit to such medical examinations as may be required in order to secure or maintain such policies of insurance.
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                                     Page-3


     (e) Vacations. Employee shall be entitled to reasonable paid vacations in accordance with the then regular procedures of the Company governing executives, not to exceed four weeks per annum, in the aggregate.

     (f) Office/Secretary. During the Employment Period, Employee shall be entitled to secretarial services and a private office commensurate with his title and duties.

     (g) Stock and Stock Options.

          (i) The Company will grant Employee between 8,000 and 10,000 common shares of beneficial interest, par value $.01 per share, of the Company ("Shares"), such grant to vest one-third (1/3) on each of the first anniversary of the Effective Date, the second anniversary of the Effective Date and the third anniversary of the Effective Date, if Employee continues to be employed by the Company on the applicable vesting date (except as otherwise provided in Paragraph 8 hereof). In the event of any change in the Shares by reason of share dividends, share splits, spin-offs, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like or the issuance of Shares, the number of Unrestricted Shares shall be appropriately adjusted.

          (ii) Employee shall also be eligible for the grant of stock options in an amount to be determined by the Board of Trustees, or any compensation committee thereof, in its discretion from time to time.

          (iii) After the first anniversary of the Effective Date, Employee shall be eligible for the grant of additional Shares, as determined by the Board of Trustees, or any compensation committee thereof, in its discretion, with such grant, if any, to be in an amount and on terms and conditions (including without limitation vesting) comparable to those applicable to other executives of the Company with duties and responsibilities analogous to those of Employee.

     (h) Fringe Benefits. During the Employment Period, the Company shall provide Employee with (i) memberships (including initiation fees, annual dues and other recurring expenses) for each YPO, NMHC, ULI and Bell Leadership Roundtable and (ii) professional assistance in tax preparation and financial planning not to exceed $1,000 per year of the Employment Period (in each case adjusted annually for inflation by the CPI Adjustment).

     (i) Other Benefits. During the Employment Period, the Company shall provide to Employee such other benefits, including the right to participate in such retirement or pension plans, as are made generally available to employees of the Company from time to time. Employee's service with Trammell Crow Residential or any of its affiliates shall be taken into account for purposes of vesting and eligibility with respect to all of the Company's employee benefit plans or arrangements (including, without limitation, vacation policies) and the accrual of benefits thereunder.
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                                     Page-4

     4. AUTOMOBILE. The Company shall provide Employee with a monthly car allowance of not less than $572 per month (adjusted annually for inflation on the basis of changes in the CPI), provided that, with Employee's consent, the Company may instead purchase or lease, and maintain insurance on, an automobile of comparable value for use by Employee during the Employment Period, which automobile Employee shall operate and maintain, at his own expense, with the same standard of care Employee applies to his own property and as may be required under any applicable lease agreement.

     5. EXPENSES/INDEMNIFICATION.

     (a) During the Employment Period, the Company shall reimburse Employee for the reasonable business expenses incurred by Employee in the course of performing his duties for the Company hereunder, including but not limited to expenses incurred in connection with out-of-town business travels and related cellular phone usage, upon submission of invoices, vouchers or other appropriate documentation, as may be required in accordance with the policies in effect from time to time for executive employees of the Company.

     (b) To the full extent permitted by law and subject to the Company's Amended and Restated Declaration of Trust, as amended from time to time, and Second Amended and Restated By-Laws, as amended from time to time, the Company shall indemnify Employee with respect to any actions commenced against Employee in his capacity as an officer or trustee or former officer or trustee of the Company, or any affiliate thereof for which he may serve in such capacity, and the Company shall advance on a timely basis any expenses incurred in defending such actions. The obligation to indemnify hereunder shall survive the termination of this Agreement. The Company agrees to use its best efforts to secure and maintain officers and trustees insurance with respect to Employee.

     6. EMPLOYER'S AUTHORITY/POLICIES. Employee agrees to observe and comply with the rules and regulations of the Company as adopted by the Board of Trustees respecting the performance of his duties and to carry out and perform orders, directions and policies communicated to him from time to time by the Board. Employee agrees to abide by the Company's insider trading policies and procedures and the Company's Code of Ethics, and agrees to make annual certifications or affirmations to such effect if requested by the Company.

     7. RECORDS/NONDISCLOSURE/COMPANY POLICIES.

     (a) General. All records, financial statements and similar documents obtained, reviewed or compiled by Employee in the course of the performance by him of services for the Company, whether or not confidential information or trade secrets, shall be the exclusive property of the Company. Employee shall have no rights in such documents upon any termination of this Agreement.

     (b) Confidential Information. Employee will not disclose to any person or entity (except as required by applicable law, with the Company's consent or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of the Company obtained by him incident to his employment with the Company. The term "confidential information" includes, without limitation, financial information, business plans, prospects and opportunities which have been discussed or considered by the management of the Company but does not include any information which has become part of the public domain by means other than the Employee's non-observance of his obligations hereunder. This paragraph shall survive the termination of this Agreement.
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                                     Page-5

     8. TERMINATION/SEVERANCE.

     (a) At-Will Employment. Employee's employment hereunder is "at will" and, therefore, may be terminated at any time, with or without cause, at the option of the Company, subject only to the severance obligations under this Paragraph 8. Upon any termination hereunder, the Employment Period shall expire.

     (b) Termination by the Company For Good Reason or Voluntarily by Employee. If (A) Employee is terminated by the Company for Good Reason (as defined in Paragraph 8(d) below) or (B) if Employee shall voluntarily terminate his employment hereunder (but other than by reason of a Force Out (as defined in Paragraph 8(d) below), and other than pursuant to a Change of Control Event (as defined in Paragraph 8(d) below)), then the Employment Period shall end and Employee shall be entitled to receive his Base Salary at the rate provided pursuant to Section 3(a) for the period up to and including the date on which such termination shall take effect.

     (c) Other Terminations. If (A) Employee's employment is terminated by the Company without Employee's consent and other than for Good Reason, or (B) Employee terminates his employment by reason of or at any time following a Force Out, or (C) Employee's employment is terminated by reason of his death, or (D)
Employee's employment is terminated pursuant to a Change of Control Event, Employee, or his estate, as the case may be, shall be entitled:

          (i) to immediately vest in any outstanding stock options and grants of Shares; and

          (ii) to the payment of an amount (the "Severance Amount"), equal to one times the sum of (x) his Base Salary under Paragraph 3(a) at the rate then in effect, and (y) the amount equal to the greater of (1) his bonus received in respect of the immediately preceding fiscal year under Paragraph 3(b) or (2) any bonus award that the Board of Trustees or any committee thereof has approved for any period that has closed prior to the date of termination but has not yet been paid.

The Severance Amount shall be paid as a lump sum within fifteen (15) days of such termination. In the event that any stock option plan or option agreement of the Company provides terms for the acceleration and/or exercise of options
following  a  termination  of  employment   that  vary  from  or  are  otherwise
inconsistent with the foregoing, the Company shall take such actions as may be necessary to amend such plan or option agreement. Notwithstanding the foregoing, in the event of a termination by reason of Employee's death, the Severance
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Amount   shall  be  zero  if  the  life   insurance   proceeds   payable   under
Paragraph (3)(d) equal or exceed $1,000,000. During the remaining term of the Employment Period (or what would have been the remaining term if Employee's employment had not been terminated), the Company shall provide Employee with the benefits described in Paragraph 3(c).

     (d) Definitions. For purposes of this Paragraph 8, the following terms shall have the indicated definitions:

          (1) "Change of Control" shall mean the occurrence of any one of the following events:

               (A) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") (other than the Company, any of its Subsidiaries (as defined below), any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either (i) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Board of Trustees ("Voting Securities") or
          (ii) the then outstanding Shares (in either such case other than as a result of acquisition of securities directly from the Company); or

               (B) persons who, as of the date hereof, constitute the Board of Trustees (the "Incumbent Trustees") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a trustee of the Company subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Trustees or was approved by a nominating committee of the Board shall, for purposes of this Agreement, be considered an Incumbent Trustee; or

               (C) the shareholders of the Company shall approve (i) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the
          Act), directly or indirectly, shares representing in the aggregate 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (iii) any plan or proposal for the liquidation or dissolution of the Company;
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                                     Page-7


     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (A) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other Voting Securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 40% or more of the Shares then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (A).

     As used in this definition of "Change of Control," the term "Subsidiary" means Gables Realty Limited Partnership, Central Apartment Management, Inc., East Apartment Management, Inc., Gables Central Construction, Inc., and Gables East Construction, Inc., and any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     (2) A "Change of Control Event" shall mean any voluntary or involuntary termination of Employee's employment occurring within six (6) months following a Change of Control.

     (3) A "Force Out" shall be deemed to have occurred in the event of: (1) a material breach by the Company of any obligation under this Agreement, including but not limited to those under Paragraphs 2 and 3 hereof, (2) a substantial diminution in the duties or responsibilities of Employee, (3) a relocation of Employee to any location outside of the greater Boca Raton metropolitan area during the first twelve months after the Effective Date without the Employee's consent, or (4) failure by the Board of Trustees to nominate Employee for election as a member of the Board of Trustees.

     (4) "Good Reason" shall mean a finding by the Board of Trustees, that the Employee has (a) acted with gross negligence or willful misconduct in connection with the performance of his material duties hereunder, (b) defaulted in the performance of his material duties hereunder and has not corrected such action within 15 days of receipt of written notice thereof; (c) acted against the best interests of the Company or committed a material act of common law fraud against the Company or its employees, which act in either event has had a material and adverse impact on the financial affairs of the Company; (d) been convicted of a felony and such conviction has a material adverse affect on the interests of the Company; or (e) the continuing disability of Employee following the expiration of the Disability Period (as defined in Paragraph 8(e)) under circumstances where Employee is entitled to benefits payable under the disability insurance policy of the Company.
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                                     Page-8


     (e) Disability. If Employee shall become unable to efficiently perform his duties hereunder because of any physical or mental disability or illness, he shall be entitled to his regular compensation until (i) the period of disability or illness (whether or not the same disability or illness) shall exceed 180 consecutive days during the Employment Period. This Agreement thereafter may be terminated by the Company as provided in Paragraph 8(b), provided that, Employee shall immediately vest in any outstanding options and stock grants to the same extent as if the termination had been pursuant to Paragraph 8(c)(C).

     (f) Arbitration in the Event of a Dispute Regarding the Nature of Termination. In the event that the Company terminates Employee's employment for Good Reason (as defined above), and Employee contends that Good Reason did not exist, the Company's only obligation shall be to submit such claim to arbitration before the American Arbitration Association ("AAA"). In such a proceeding, the only issue before the arbitrator will be whether Employee was in fact terminated for Good Reason. If the arbitrator determines that Employee was not terminated for Good Reason, the only remedy that the arbitrator may award is an amount equal to the Severance Payment specified in Paragraph 8(c), the costs of arbitration, and Employee's attorneys' fees. If the arbitrator finds that Employee was terminated for Good Reason, the arbitrator will be without authority to award Employee anything, and the parties will each be responsible for their own attorneys' fees, and they will divide the costs of arbitration equally. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Paragraph 8(f) shall be specifically enforceable. Notwithstanding the foregoing, this Paragraph 8(f) shall not preclude the Company from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate, provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Paragraph 8(f).

     (g) No Mitigation. Without regard to the reason for the termination of Employee's employment hereunder, Employee shall be under no obligation to mitigate damages with respect to such termination under any circumstances and in the event Employee is employed or receives income from any other source, there shall be no offset against the amounts due from the Company hereunder.

     9. NON-COMPETITION. Because Employee's services to the Company are special and because the Employee has access to the Company's confidential information, Employee covenants and agrees that if, during the Original Term or any Renewal Term, his employment is terminated for Good Reason or if he voluntarily terminates his employment (other than by reason of a Force Out or pursuant to a Change of Control Event), for a period of twelve months from the date of such termination he will not, directly or indirectly, either on his own behalf or on behalf of any business, corporation, partnership, association, agency, or other person or other entity with which Employee may be associated, or otherwise engage in any business or undertaking directly competitive with the businesses being carried on by the Company in respect of any multifamily residential real estate project undertaken or being considered by the Company at the time of termination without prior written consent of the Board of Trustees. Restricted

                                     Page-9

activities under this Paragraph 9 include, but are not limited to, the acquisition, development, construction, operation, management or leasing of any multifamily residential real estate project, including contracting or agreeing to do any of the foregoing or advising or consulting with any person regarding the foregoing. This Paragraph 9 shall not be interpreted to prevent the Employee from retaining any interests in multifamily residential apartment properties permitted under Paragraph 2(b)(i). This Paragraph 9 shall survive the termination of this Agreement.

     10. NON-SOLICITATION. During the Original Term or any Renewal Term and for a period of twelve months from the date of any termination of employment, Employee covenants and agrees that Employee (a) will not, directly or indirectly, solicit or induce any present or future employee of the Company or any Subsidiary to accept employment with Employee or with any business, corporation, partnership, association, agency, or other person or other entity with which Employee may be associated, (b) will not employ or cause any business, corporation, partnership, association agency, or other person or entity with which Employee may be associated to employ any present or future employee of the Company or any Subsidiary without providing the Company with ten
(10) days' prior written notice of such proposed employment and (c) will not, directly or indirectly, either for himself or for any other business, operation, corporation, partnership, association, agency, or other person or entity, call upon, compete for or solicit the third party property owners with whom the Company or any of its subsidiaries has an existing property management agreement as of the Effective Date as set forth in any of the schedules to the Contribution Agreement. This Paragraph 10 shall survive the termination of this Agreement. Notwithstanding the foregoing, effective on the first anniversary of the Effective Date this Section 10 shall be amended to reflect the terms of the non-solicitation clause then included in the standard employment agreement used by the Company for other executive officers.

     11. LITIGATION AND REGULATORY COOPERATION. During and after the Employee's employment, the Employee shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Employee was employed by the Company. The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During or after the Employee's employment, the Employee also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Company. The Company shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee's performance of obligations pursuant to this Paragraph 11. This Paragraph 11 shall survive the termination of this Agreement. If at a time when Employee is no longer employed by the Company he is required to devote more than one-half (1/2) of a business day to cooperation with the Company pursuant to this Paragraph 11, the Company shall compensate Employee on a per diem basis at a daily rate calculated as 1/365th of the Base Salary in effect pursuant to Paragraph 3(a) as of the time Employee's employment with the Company terminated.

                                    Page-10

     12. CONFLICTING AGREEMENTS. Employee hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder. The parties agree that this agreement supersedes and replaces any prior written employment agreement between the Company and Employee of similar scope and nature.

     13. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed sufficient when given by hand or by nationally recognized overnight courier or by express, registered or certified mail, postage prepaid, return receipt requested, and addressed to the Company or Employee, as applicable, at the address indicated above (or to such other address as may be provided by notice).

     14. MISCELLANEOUS. This Agreement (i) constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements or understandings, (ii) may not be assigned by Employee without the prior written consent of the Company, and (iii) may be assigned by the Company and shall be binding upon, and inure to the benefit of, the Company's successors and assigns. Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

     15. AMENDMENT. This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective. 16. Specific Enforcement. The provisions of this Agreement are to be specifically enforced if not performed according to their terms. Without limiting the generality of the foregoing, the parties acknowledge that the Company would be irreparably damaged and there would be no adequate remedy at law for Employee's breach of Paragraphs 7, 9 and 10 of this Agreement and, accordingly, Employee hereby consents to the entry of any temporary restraining order or preliminary or ex parte injunction, in addition to any other remedies available at law or in equity, to enforce the provisions thereof. This Paragraph 14 shall survive the termination of this Agreement.

     17. SEVERABILITY. The provisions of this Agreement are severable. The invalidity of any provision shall not affect the validity of any other provision.

     18. GOVERNING LAW . This Agreement shall be construed and regulated in all respects under the laws of the State of Maryland.


IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

                                  GABLES RESIDENTIAL TRUST



                                  By:    /s/ Marcus E. Bromley
                                      -----------------------------
                                      Marcus E. Bromley, Chief Executive Officer


                                   EMPLOYEE


                                       /s/ Chris D. Wheeler
                                      ------------------------------